EXHIBIT 10.1
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                              EMPLOYMENT AGREEMENT
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     Employment   Agreement  made  effective  January  1,  2000,  between  SITEL
CORPORATION,   a  Minnesota  corporation   ("Company")  and  PHILLIP  A.  CLOUGH
("Executive").

         THE PARTIES AGREE AS FOLLOWS:

     1. Employment and Duties. Company hereby employs Executive as its President and Chief Executive Officer. The duties and responsibilities of Executive shall include duties and responsibilities consistent with Executive's corporate offices and positions, including those set forth in the bylaws of Company from time to time, and such other duties and responsibilities which the Board of Directors of Company from time to time may assign to Executive.

     2. Term. The term of Executive's employment under this Agreement shall begin as of the date hereof and continue without interruption through December 31, 2001, unless sooner terminated in accordance with this Agreement and unless extended by written agreement of both parties ("Term").

     3. Efforts on Behalf of Company and Other Activities. During the Term, to the best of his ability and using all his skills, Executive shall devote substantially all of his working time and efforts to the diligent and faithful performance of his duties and responsibilities under this Agreement. However, Executive may devote a reasonable amount of his time to civic, community, or charitable activities.

     4. Place of Employment. The Company's executive offices, including the office of Executive, shall be located in Baltimore, Maryland during the Term. Company shall furnish Executive with an office, secretarial and other support services consistent with those currently provided and such other facilities and services at such locations as may be reasonably required to permit Executive to fulfill the duties of his employment.

     5. Base Salary. For all services to be rendered by Executive pursuant to this Agreement, Company agrees to pay Executive during the Term a base annual salary of $500,000. The term "Base Salary" as used in this Agreement shall mean the base annual salary established by this Section 5. The Base Salary shall be paid in periodic installments in accordance with Company's regular payroll practices, but in any event no less frequently than monthly.

     6. Additional Compensation.

                 (a) Bonus. For each calendar year during the Term, Executive shall be eligible to participate in the Company's bonus program for senior executives on the terms established by the Compensation Committee for each such year.

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                 (b) Stock Option  Plans. Executive  has previously been granted stock options for SITEL common stock. Any further grants of stock options to Executive shall be at the sole discretion of the Compensation Committee.

                 (c) Benefit Plans. During the Term, Executive (and his eligible dependents where applicable) shall be entitled to participate in the benefit plans offered from time to time by Company to its senior executive officers, on terms (including Company and employee contribution percentages, waivers of waiting periods, applicable deductibles, etc.) no less favorable than those provided generally to other senior executive officers of the Company, including without limitation, as may be applicable, individual or group medical, hospital, dental, and long-term disability insurance coverages, group life insurance coverage, 401(k), and 401(n) plans.

                 (d) Vacations and Holidays. During the Term, Executive shall be entitled to paid vacation days, holidays and time off per calendar year (pro-rated for partial calendar years of employment) as are consistent with past practice and custom for Company's senior executive officers.

                 (e) Expenses. During the Term, Executive shall be entitled to prompt reimbursement by Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Executive (in accordance with the policies and procedures established by Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided that Executive shall properly account for such expenses in accordance with Company policies and procedures, which may include but are not limited to itemized accountings.

     7. Termination of Employment.

                 (a) Death. Executive's employment under this Agreement shall terminate upon Executive's death. If Executive's employment terminates pursuant to this Section 7(a), Executive or his legal representative shall be entitled to receive the Base Salary up through the date of Executive's death; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the date of Executive's death.

                 (b) Disability. If Executive becomes incapable by reason of physical injury, disease, or mental illness from substantially performing his duties under this Agreement for a continuous period of three months or for more than 90 days in the aggregate during any 12 month period, then Company may terminate Executive's employment under this Agreement effective upon 30 days written notice. If Executive's employment terminates pursuant to this Section 7(b), Executive or his legal representative shall be entitled to receive: the Base Salary up through the effective date of termination; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination.

                 (c) For Cause. Company also may terminate Executive's employment under this Agreement for cause. For purposes of this Agreement, "for cause" shall mean only (i) Executive's confession or conviction of theft, fraud, embezzlement, any felony, or any crime involving dishonesty with regard to the Company or any subsidiary or affiliate of the Company, (ii) Executive's excessive absenteeism without reasonable cause (other

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than  because of a  disability  described in Section  7(b),  (iii)  habitual and material negligence by the Executive in the performance of Executive's duties and responsibilities as described in Section 1 (other than because of a disability described in Section 7(b)) and Executive's failure to cure such negligence within 30 days after Executive's receipt of a written notice from the Chairman of the Board of Directors setting forth in reasonable detail the particulars of such negligence, or (iv) material failure by Executive to comply with a lawful directive of the Board of Directors (other than because of a disability described in Section 7(b)) and Executive's failure to cure such non-compliance within 10 days after Executive's receipt of a written notice from the Chairman of the Board of Directors setting forth in reasonable detail the particulars of such non-compliance. Termination shall occur effective 30 days after "for cause" is established. If Executive's employment terminates pursuant to this Section 7(c), Executive shall be entitled to receive the Base Salary up through the effective date of termination and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination, but shall not be entitled to any bonus for a completed calendar year which has not yet been paid.

                 (d) Voluntary Resignation. Executive may voluntarily resign from Company's employ at any time upon at least 30 days prior written notice of the effective date of such resignation. If Executive voluntarily resigns, Executive shall be entitled to receive the Base Salary up through the effective date of such resignation and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of such resignation, but shall not be entitled to any bonus for a completed calendar year which has not yet been paid.

                 (e) Adverse Change. Executive may terminate his employment with the Company under this Agreement in the event of an Adverse Change in the manner described in this Section 7(e) (provided such termination has not been preceded or accompanied by a termination by the Company for cause as described in Section 7(c)), and for the avoidance of doubt such termination because of Adverse Change shall in no event be considered a voluntary resignation. For purposes of this Agreement, "Adverse Change" shall mean any of the foregoing events: (i) Executive's base salary is decreased below the Base Salary level established by
Section 5, or (ii) Executive's title, authority, role or level of responsibilities with the Company is decreased below that established by Section 1, or (iii) Executive is required to relocate his primary office from Baltimore, Maryland. Executive shall be regarded as having terminated his employment with the Company because of an Adverse Change only if he gives written notice of his termination of employment pursuant to this Section 7(e) within two months following the effective date of the Adverse Change (or, if later, within two months after Executive receives notice from the Company of the Adverse Change). If Executive's employment terminates pursuant to this Section 7(e), Executive shall be entitled to: continue to receive the Base Salary provided for in
Section 5 for a period of 12 months after the effective date of such termination of employment on the Company's normal payroll dates during such period; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination.

                 (f) Without Cause. The Company may terminate Executive's employment under this Agreement without cause, which for purposes of this Agreement shall include any termination of Executive's employment by Company other than "for cause" as defined in Section 7(c) and other than because of disability pursuant to Section 7(b), upon no less than 30 days prior written notice. If the Company terminates Executive's employment without cause pursuant to this Section 7(f), then following such termination Executive shall be

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entitled to: continue to receive the Base Salary provided for in Section 5 for a period of 12 months after the effective date of such termination of employment on the Company's normal payroll dates during such period; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination.

     8. Notice of Termination. Any termination of Executive's employment by Company shall be communicated in a written Termination Notice to Executive. For purposes of this Agreement, a "Termination Notice" shall mean a notice from the Board of Directors which shall indicate the specific termination provision in this Agreement relied upon and, if applicable, shall set forth in reasonable detail the facts and circumstances providing a basis for termination of Executive's employment under the provision so indicated.

     9. Successors and Assigns. This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity, except that the Company may assign the Agreement to a successor corporation.

     10. Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, or sent by overnight delivery service, addressed as follows:

        If to Executive: At Executive's home address on file at the Company

        If to Company:   SITEL Corporation
                         7277 World Communications Drive
                         Omaha, Nebraska 68122
                         Attn: Chairman of the Board of Directors

or to such other address as either party may have furnished to the other party in writing in accordance with this Section. Such notices or other communications shall be effective when received if delivered personally or when deposited in the U.S. mail if delivered by certified mail or when deposited with the overnight delivery service if delivered by that method. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

     11. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by Executive and an officer of Company so authorized by the Board of Directors of Company. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

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     12.  Validity.  The invalidity or  unenforceability  of any provision(s) of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     13.   Counterparts.   This   document  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     14. Headings. The headings of the sections and subsections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of Maryland.

     16. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the terms of Executive's employment with the Company and cancels and supersedes any prior agreements and understandings of the parties with respect to such subject matter; provided, however, that this Agreement shall not affect any noncompetition and confidentiality agreements previously entered into by Executive with the Company each of which shall remain in full force and effect according to their current terms. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties with respect to the terms of Executive's employment other than those set forth in this Agreement.

                            (Signature page follows.)

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                                SIGNATURE PAGE TO
                              EMPLOYMENT AGREEMENT

     IN WITNESS WHEREOF, Company and Executive have executed this Agreement.

                                        SITEL CORPORATION, a Minnesota
                                        corporation


                                        By:/s/ James F. Lynch
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                                           James F. Lynch, Chairman of the Board




                                          /s/ Phillip A. Clough
                                          --------------------------------------
                                          PHILLIP A. CLOUGH

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